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                                                                    EXHIBIT 21.1

                     COLTEC INDUSTRIES INC AND SUBSIDIARIES

                            Parents and Subsidiaries
                                December 31, 1997

     Set forth below is a list of Coltec's principal subsidiaries. All such subsidiaries are consolidated in Coltec's Consolidated Financial Statements.

                                                                           Percentage of
                                                   State or               Voting Securities
                                                  Jurisdiction              Owned by its
Name                                            Where Organized           Immediate Parent
----                                            ---------------           -----------------
AMI Industries, Inc. ........................      Colorado                      100
Apollo Insurance Company ....................      Vermont                       100
CII Holdings Inc. ...........................      Delaware                      100
Coltec Aerospace Canada Ltd. ................      Canada                         89*
Coltec Canada Inc. ..........................      Delaware                      100
Coltec (Gibraltar) ..........................      Gibraltar                     100
Coltec (Great Britain) Limited ..............      United Kingdom                100
Coltec Holdings Inc. ........................      Delaware                      100
Coltec Industries France SAS ................      France                        100
Coltec Industrial Products Inc. .............      Delaware                      100
Coltec do Brasil Produtos Industriais Ltda ..      Brazil                         89*
Coltec Industries Pacific Pte Ltd. ..........      Singapore                     100
Coltec International Services Co. ...........      Delaware                      100
Coltec Industries Korea .....................      Korea                          89*
Coltec Luxembourg S.A .......................      Luxembourg                    100
Coltec North Carolina Inc. ..................      North Carolina                100
Delavan Inc. ................................      Delaware                      100
Delavan Limited .............................      United Kingdom                100
Garlock Bearings Inc. .......................      Delaware                       80
Garlock de Mexico, S.A. de C.V ..............      Mexico                         65.7
Garlock GmbH ................................      Germany                       100
Garlock (Great Britain) Ltd. ................      United Kingdom                100
Garlock Inc. ................................      Ohio                          100
Garlock of Canada Ltd. ......................      Ontario, Canada               100
Garlock Overseas Corporation ................      Delaware                      100
Garlock Pty. Limited ........................      Australia                      80
Garlock S.A .................................      Panama                        100
Garrison Litigation Management Group, Ltd. ..      Delaware                       93
Holley Automotive Systems GmbH ..............      Germany                       100




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
Holley Performance Products Inc.                   Delaware                      100
Liard S.A ......................                   France                        100
Louis Mulas, Sucs., S.A. de C.V                    Mexico                         65.7
Menasco Aerosystems Inc ........                   Delaware                      100
Menasco-Krosno Ltd. ............                   Poland                         90.4
Stemco Inc. ....................                   Texas                         100
The Anchor Packing Company .....                   Delaware                      100
Walbar Inc. ....................                   Delaware                      100

*    Remaining outstanding shares owned by other subsidiary(s).

The names of certain other subsidiaries of Coltec have been omitted from the list above because such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.